Aetna Life Insurance and Annuity Company



                                   ENDORSEMENT


The Contract is hereby endorsed as follows:


     Delete Section 2.a) of Endorsement form EAMAR-HD and replace it with the following language:

         a) Delete the paragraph entitled Deductions From The Separate Account and The Funds on the Specifications page and replace it with the following:

              Deductions From The Separate Account - There will be deductions for mortality and expense risks and administrative fees. If the dollar amounts of Variable Annuity payments are not to decrease, Aetna must earn a gross return on the assets of the Separate Account of:
              - 4.75% on an annual basis, plus an annual return of up to .25% needed to offset the administrative charge set at the time Annuity payments commenced, if an Assumed Annual Net
                  Return Rate of 3.5% is chosen: or,
              - 6.25% on an annual basis, plus an annual return of up to .25% needed to offset the administrative charge set at the time Annuity payments commenced, if an Assumed Annual Net Return Rate of 5% is chosen.



          Delete the entire Section entitled Change of Contract by Aetna and replace it with the following:


         Aetna and the Owner may mutually agree to change the terms of this Contract. Any such change will not affect the amount or terms of any Annuity which began prior to such change. Otherwise, as mutually agreed to by Aetna and the Owner, changes may apply to all Participants covered under this Contract. If the Owner and Aetna fail to agree to changes to the Contract proposed by Aetna which apply to new Participants after the effective date of change, Aetna reserves the right to stop accepting new deposits under the Contract. This Contract is also subject to change as may be necessary to comply with federal or state laws without the consent of the Owner.


Delete Section 2.b) of Endorsement form EAMAR-HD and replace it with the following language:


         b) Delete the paragraph under the section titled Investment Increment Factors - Separate Account and insert the following:

              Investment Increment Factors are those items used to determine a Fund's Net Return Factor for each Valuation Period. The Net Return Factors are used to compute all Separate Account values and payments for any Fund.

              The Net Return Factor for each Fund is equal to 1.000000 plus the Net Return Rate.

              The Net Return Rate is equal to:


              a) The value of the shares of the Fund held by the Separate Account at the end of a Valuation Period; minus
              b) the value of the shares of the Fund held by the Separate Account at the start of the Valuation Period; plus or minus
              c) taxes (or reserves for taxes on the Separate Account (if any); divided by
              d) the total value of the Fund Record Units and Fund Annuity Units of the Separate Account at the start of the Valuation
                   Period: minus

              a) a daily actuarial charge at an annual rate of .95% during the accumulation period and 1.25% during the Annuity period for Annuity mortality and expense risks and profit; and a daily administrative charge which will not exceed .25% during the accumulation period and a daily administrative charge which will not exceed .25% during the Annuity period.

              A Net Return Rate may be more or less than 0.

              The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

              The administrative charge may be changed annually except for amounts which have been used to purchase an Annuity. This charge will not exceed .25%.


Delete Sections 2.e) and 2.f) of Endorsement EAMAR-HD.


Delete the Annuity Tables under the Section entitled Annuity Provisions and replace with the following Tables:

                                    OPTION 1

                      Payments for a Stated Period of Time

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

------------------------------------------------------------------------------
                        Monthly                                       Monthly
Years                   Payment                  Years                Payment
------------------------------------------------------------------------------

 5                       17.91                   18                    5.96
 6                       15.14                   19                    5.73
 7                       13.16                   20                    5.51
 8                       11.68                   21                    5.32
 9                       10.53                   22                    5.15
10                        9.61                   23                    4.99
11                        8.86                   24                    4.84
12                        8.24                   25                    4.71
13                        7.71                   26                    4.59
14                        7.26                   27                    4.47
15                        6.87                   28                    4.37
16                        6.53                   29                    4.27
17                        6.23                   30                    4.18

------------------------------------------------------------------------------

                                    OPTION 1

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

------------------------------------------------------------------------------
                        Monthly                                       Monthly
Years                   Payment                  Years                Payment
------------------------------------------------------------------------------

5                       18.12                     18                   6.20
6                       15.35                     19                   5.97
7                       13.38                     20                   5.75
8                       11.90                     21                   5.56
9                       10.75                     22                   5.39
10                       9.83                     23                   5.24
11                       9.09                     24                   5.09
12                       8.46                     25                   4.96
13                       7.94                     26                   4.84
14                       7.49                     27                   4.73
15                       7.10                     28                   4.63
16                       6.76                     29                   4.53
17                       6.47                     30                   4.45


--------------------------------------------------------------------------------


        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

------------------------------------------------------------------------------
                        Monthly                                       Monthly
Years                   Payment                  Years                Payment
------------------------------------------------------------------------------

 5                      18.74                     18                   6.94
 6                      15.99                     19                   6.71
 7                      14.02                     20                   6.51
 8                      12.56                     21                   6.33
 9                      11.42                     22                   6.17
10                      10.51                     23                   6.02
11                       9.77                     24                   5.88
12                       9.16                     25                   5.76
13                       8.64                     26                   5.65
14                       8.20                     27                   5.54
15                       7.82                     28                   5.45
16                       7.49                     29                   5.36
17                       7.20                     30                   5.28

--------------------------------------------------------------------------------

                                    OPTION 2

                                   Life Income

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

                Payments Guaranteed for a Stated Period of Years

---------------------------------------------------------------------------------------------------------------------
Adjusted
 Age of           None              5               10               15               20             Cash
Annuitant                                                                                           Refund
---------------------------------------------------------------------------------------------------------------------

50               $4.05            $4.05           $4.03            $3.99            $3.93           $3.89
51                4.12             4.11            4.09             4.05             3.99            3.94
52                4.19             4.19            4.16             4.11             4.04            4.00
53                4.27             4.26            4.23             4.18             4.10            4.06
54                4.35             4.34            4.31             4.25             4.16            4.12

55                4.44             4.42            4.39             4.32             4.22            4.19
56                4.53             4.51            4.47             4.40             4.29            4.26
57                4.62             4.61            4.56             4.48             4.35            4.33
58                4.72             4.71            4.65             4.56             4.42            4.41
59                4.83             4.81            4.75             4.64             4.49            4.49

60                4.95             4.93            4.86             4.73             4.55            4.57
61                5.07             5.05            4.97             4.83             4.62            4.66
62                5.20             5.17            5.08             4.92             4.69            4.76
63                5.34             5.31            5.20             5.02             4.76            4.85
64                5.49             5.45            5.33             5.12             4.83            4.96

65                5.65             5.61            5.47             5.22             4.89            5.06
66                5.82             5.77            5.61             5.33             4.96            5.18
67                6.01             5.94            5.75             5.44             5.02            5.30
68                6.20             6.13            5.91             5.54             5.08            5.42
69                6.41             6.33            6.07             5.65             5.14            5.56

70                6.64             6.54            6.23             5.76             5.19            5.70
71                6.88             6.76            6.41             5.86             5.24            5.84
72                7.14             7.00            6.59             5.97              5.28           6.00
73                7.43             7.26            6.77             6.06              5.32           6.16
74                7.73             7.53            6.96             6.16             5.35            6.33

75                8.06             7.82            7.14             6.25             5.38            6.51

---------------------------------------------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 2

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                Payments Guaranteed for a Stated Period of Years

---------------------------------------------------------------------------------------------------------------------
     Adjusted
 Age of Annuitant    None                5                  10                  15                20
---------------------------------------------------------------------------------------------------------------------

50                  $4.34              $4.34               $4.31               $4.27             $4.22
51                   4.41               4.40                4.38                4.33              4.27
52                   4.48               4.47                4.45                4.40              4.32
53                   4.56               4.55                4.52                4.46              4.38
54                   4.64               4.63                4.59                4.53              4.44

55                   4.72               4.71                4.67                4.60              4.50
56                   4.81               4.80                4.75                4.67              4.56
57                   4.91               4.89                4.84                4.75              4.62
58                   5.01               4.99                4.93                4.83              4.69
59                   5.12               5.10                5.03                4.92              4.75

60                   5.23               5.21                5.13                5.00              4.82
61                   5.36               5.33                5.24                5.09              4.88
62                   5.49               5.45                5.35                5.19              4.95
63                   5.63               5.59                5.47                5.28              5.02
64                   5.78               5.73                5.60                5.38              5.08

65                   5.94               5.89                5.73                5.48              5.15
66                   6.11               6.05                5.87                5.58              5.21
67                   6.29               6.22                6.02                5.69              5.27
68                   6.49               6.41                6.17                5.79              5.33
69                   6.70               6.60                6.33                5.90              5.38

70                   6.92               6.81                6.49                6.00              5.43
71                   7.17               7.04                6.66                6.10              5.48
72                   7.43               7.27                6.84                6.20              5.52
73                   7.71               7.53                7.02                6.30              5.55
74                   8.02               7.80                7.20                6.39              5.59

75                   8.35               8.08                7.38                6.48              5.62

---------------------------------------------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 2

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

                Payments Guaranteed for a Stated Period of Years

---------------------------------------------------------------------------------------------------------------------
     Adjusted
 Age of Annuitant    None                5                  10                 15                  20
---------------------------------------------------------------------------------------------------------------------


50                  $5.26              $5.25               $5.22             $ 5.17               $5.11
51                   5.33               5.32                5.28               5.23                5.15
52                   5.40               5.38                5.34               5.29                5.20
53                   5.47               5.45                5.41               5.35                5.26
54                   5.54               5.53                5.48               5.41                5.31

55                   5.63               5.61                5.56               5.47                5.36
56                   5.71               5.69                5.63               5.54                5.42
57                   5.80               5.78                5.72               5.61                5.47
58                   5.90               5.88                5.81               5.69                5.53
59                   6.01               5.98                5.90               5.77                5.59

60                   6.12               6.09                6.00               5.85                5.65
61                   6.24               6.21                6.10               5.93                5.71
62                   6.37               6.33                6.21               6.02                5.77
63                   6.51               6.46                6.33               6.11                5.83
64                   6.66               6.60                6.45               6.20                5.89

65                   6.82               6.75                6.57               6.30                5.95
66                   6.99               6.91                6.71               6.39                6.01
67                   7.17               7.08                6.85               6.49                6.06
68                   7.36               7.27                6.99               6.59                6.12
69                   7.57               7.46                7.15               6.69                6.17

70                   7.80               7.67                7.30               6.78                6.21
71                   8.05               7.89                7.47               6.88                6.25
72                   8.31               8.13                7.64               6.97                6.29
73                   8.59               8.38                7.81               7.06                6.33
74                   8.90               8.64                7.99               7.15                6.36

75                   9.23               8.93                8.16               7.23                6.38

---------------------------------------------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                         Life Income for Two Annuitants

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

---------------------------------------------------------------------------------------------------------------------
       Adjusted Ages
--------------------------                                              Option 3d
 Annuitant     Second       Option 3a     Option 3b     Option 3c       10 Years      Option 3e     Option 3f
             Annuitant                                                  Guaranteed
---------------------------------------------------------------------------------------------------------------------

55              50           $3.69          $4.05          $4.27         $3.69           $4.03         $3.69
55              55            3.88           4.25           4.47          3.87            4.14          3.87
55              60            3.99           4.44           4.71          3.98            4.20          3.98

60              55            3.99           4.44           4.71          3.98            4.42          3.98
60              60            4.24           4.71           4.99          4.23            4.57          4.23
60              65            4.38           4.97           5.32          4.38            4.65          4.38

65              60            4.38           4.97           5.32          4.38            4.93          4.38
65              65            4.72           5.33           5.70          4.71            5.14          4.72
65              70            4.93           5.68           6.15          4.91            5.27          4.91

70              65            4.93           5.68           6.15          4.91            5.66          4.91
70              70            5.40           6.21           6.70          5.36            5.96          5.38
70              75            5.69           6.68           7.32          5.62            6.13          5.66

75              70            5.69           6.68           7.32          5.62            6.67          5.66
75              75            6.37           7.45           8.15          6.23            7.12          6.33
75              80            6.78           8.11           8.99          6.54            7.36          6.71

---------------------------------------------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                         Life Income for Two Annuitants

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

---------------------------------------------------------------------------------------------------------------------
          Adjusted Ages
--------------------------------                                                   Option 3d
   Annuitant     Second         Option 3a        Option 3b        Option 3c        10 Years        Option 3e
                Annuitant                                                         Guaranteed
---------------------------------------------------------------------------------------------------------------------

55                50              $3.97           $4.35            $4.56            $3.97           $4.31
55                55               4.16            4.54             4.76             4.15            4.42
55                60               4.27            4.73             5.00             4.26            4.48

60                55               4.27            4.73             5.00             4.26            4.70
60                60               4.51            4.99             5.27             4.50            4.84
60                65               4.66            5.25             5.61             4.65            4.93

65                60               4.66            5.25             5.61             4.65            5.22
65                65               4.99            5.61             5.99             4.98            5.42
65                70               5.19            5.97             6.44             5.17            5.54

70                65               5.19            5.97             6.44             5.17            5.93
70                70               5.67            6.49             6.99             5.62            6.23
70                75               5.95            6.96             7.61             5.87            6.40

75                70               5.95            6.96             7.61             5.87            6.95
75                75               6.64            7.73             8.43             6.48            7.40
75                80               7.04            8.39             9.29             6.79            7.64

---------------------------------------------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                         Life Income for Two Annuitants

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

---------------------------------------------------------------------------------------------------------------------
          Adjusted Ages
--------------------------------                                                  Option 3d
 Annuitant       Second         Option 3a       Option 3b        Option 3c         10 Years        Option 3e
                Annuitant                                                         Guaranteed
---------------------------------------------------------------------------------------------------------------------

55                50              $4.88           $5.26            $5.48            $4.88           $5.23
55                55               5.04            5.44             5.66             5.04            5.32
55                60               5.15            5.63             5.91             5.14            5.38

60                55               5.15            5.63             5.91             5.14            5.59
60                60               5.37            5.87             6.16             5.37            5.72
60                65               5.52            6.14             6.51             5.51            5.80

65                60               5.52            6.14             6.51             5.51            6.10
65                65               5.83            6.49             6.87             5.82            6.29
65                70               6.04            6.84             7.34             6.00            6.41

70                65               6.04            6.84             7.34             6.00            6.81
70                70               6.49            7.35             7.87             6.44            7.08
70                75               6.77            7.84             8.51             6.68            7.25

75                70               6.77            7.84             8.51             6.68            7.81
75                75               7.45            8.60             9.33             7.27            8.25
75                80               7.86            9.28            10.20             7.57            8.49

---------------------------------------------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

Delete Section 3.(c) of Endorsement EFFP-ID(G) under the Section entitled Deposit, Reserve, and Surrender Provisions and replace it with the following:

     c) Guaranteed Interest Rate - Fixed Annuity: 3.0% under the Annuity Provisions.

Delete the following paragraphs that were added to Section 5 entitled Other Terms of Annuity Options under the Annuity Provisions of the Contract in Endorsement EFFP-ID(G):

     When Annuity payments start, the age of the Annuitant plus the number of years for payments are guaranteed must not exceed 95.

     Assumed annual net return rate is the interest rate used to determine the amount of the first Annuity payment under a Variable Annuity. The Separate Account must earn this rate plus enough to cover the mortality and expense risk charges and administrative charges if future Variable Annuity payments are to remain level.

Replace Section 1. entitled Choices to be Made under the Section entitled Annuity Provisions with the following:

     1)   Choices to be Made

         The Owner may tell Aetna to pay the Individual Account Reserve (minus any charges for premium taxes) as a premium for an Annuity under options 1, 2, or 3.

         When an option is chosen, the Owner must designate whether the Annuity will be:

         a)    a Fixed Annuity;

         b)    a Variable Annuity; or

         c)    a combination of (a) and (b).

     If a Fixed Annuity is chosen, the Annuity purchase rate for the option chosen will reflect at least the minimum guaranteed interest rate of 3.0%.

     Where a Variable Annuity is chosen, the Owner must elect an assumed annual net return rate of 3.5% or 5.0%. If not elected, Aetna will use an assumed annual net return rate of 3.5%. The assumed annual net return rate is the interest rate used to determine the amount of the first Annuity payment under a Variable Annuity.

     If a Variable Annuity is chosen, the owner must allocate the amount among the allowable Funds. Aetna reserves the right to allow no more than four Funds to be selected at any one time.


Delete Sections 4, 5 and 6 under the section entitled Annuity Provisions, and replace with the following Sections 4, 5, 6 and 7:

     4)   Fund Transfers During the Annuity Period

         At the request of the Owner, all or any portion of the amount allocated to a Fund may be transferred from any Fund to any other allowable Fund. During the Annuity period, the maximum number of allowable transfers in a calendar year is four. Aetna reserves the right to change the number of allowable transfers.

         Transfer requests must be expressed as a percentage of the allocation among the Funds of the amount upon which the Variable Annuity will be based. Aetna may establish a minimum transfer amount. Transfers will be processed as of the Valuation Date next following the date when a transfer request is received in good order at Aetna's Home Office.

     5)   Annuity Options

         Option 1 - Payments for a Stated Period of Time - An Annuity will be paid for 5 to 30 years. If payments for this option are made under a Variable Annuity, the present value of all or a portion of any remaining guaranteed payments may be withdrawn at any time. If a withdrawal is requested within 5 years after the start of payments, it will be treated as a surrender.

         Option 2 - Life Income Based on the Life of the Annuitant - Payments will be made until the death of the Annuitant. When this option is chosen, a choice from the following must be made:

         a)    payments cease at the death of the Annuitant;

         b)    payments may be guaranteed for 5 - 30 years; or

         c) cash refund: if the Annuitant dies, the beneficiary will receive a lump sum payment equal to the amount applied to the Annuity option (less any premium tax) less the total amount of Fixed Annuity payments paid prior to such death. This cash refund feature is only available if the total amount applied to the Annuity option is allocated to this feature.

         Option 3 - Life Income Based Upon the Lives of Two Annuitants - An Annuity will be paid during the lives of the Annuitant and a second Annuitant. Payments will continue until both Annuitants have died. When this option is chosen, a choice of the following must be made:

         a)    100% of the payment to continue after the first death;

         b)    66 2/3% of the payment to continue after the first death;

         c)    50% of the payment to continue after the first death;

         d) 100% of the payment to continue after the first death with a guarantee of 5 - 30 years;

         e) 100% of the payment to continue at the death of the second Annuitant and 50% of the payment to continue at the death of the Annuitant; or

         f) 100% of the payment to continue after the first death with a cash refund feature. If the Annuitant and joint Annuitant die, the beneficiary will receive a lump sum payment equal to the amount applied to the Annuity option (less any premium tax) less the total amount of Fixed Annuity payments paid prior to such death. This cash refund feature is only available if the total amount applied to the Annuity option is allocated to this feature.

         Other Options - Aetna may make other options available as allowed by the laws of the state in which this Contract is delivered.


     6)   Other Terms of Annuity Options


         a) Generally, the first Annuity payment must be made as required by federal law.

         b) Payments will be made on a monthly basis unless the owner requests otherwise.

         c) No choice of any Annuity option may be made if the first payment would be less than $50 or if the total payments in a year would be less than $250 (unless otherwise required by state law).

         d) For purposes of calculating the guaranteed first payment of a Variable Annuity or the payments for a Fixed Annuity, the Annuitant's and second Annuitant's adjusted age will be used.

               The Annuitant's and second Annuitant's adjusted age is his or her age as of the birthday closest to the Annuity commencement date reduced by one year for Annuity commencement dates occurring during the period of time from July 1, 1992 through December 31, 1999. The Annuitant's and second Annuitant's age will be reduced by two years for Annuity commencement dates occurring during the period of time from January 1, 2000 through December 31, 2009. The Annuitant's and second Annuitant's age will be reduced by one additional year for Annuity commencement dates occurring in each succeeding decade.

         e) If a Fixed Annuity under option 1, 2 or 3 is elected, Aetna will use the applicable current settlement option rate if it will provide higher Fixed Annuity payments.

         f) When Annuity payments start, the age of the Annuitant plus the number of years for which payments are guaranteed must not exceed 95.


     7)   Death Benefit

         Upon the death of the Annuitant(s), any remaining guaranteed payments will continue to the beneficiary unless the beneficiary elects to receive the present value of any remaining guaranteed payments in a lump sum. Such payments will be paid at least as rapidly as under the method of distribution then in effect. If the beneficiary dies while receiving payments, the present value of any remaining guaranteed payments will be paid in one sum to the beneficiary's estate.

         The interest rate used to determine the first Annuity payment will be used to calculate the present value. The present value will be determined as of the Valuation Period in which proof of death acceptable to Aetna and a request for payment is received at Aetna's Home Office.


Endorsed and made a part of the Contract on the effective date of the Contract.


                                       /s/ David Kearney
                                       -------------------------------
                                       President
                                       Aetna Life Insurance and Annuity Company